EXHIBIT 99.1

News Release	News Release

MAGNUM HUNTER REPORTS FINANCIAL RESULTS FOR THE

SECOND QUARTER OF 2012 AND SIX MONTHS ENDED JUNE 30, 2012

Revenues Increased 104% to $60.3 Million

Pro Forma Adjusted EBITDA Record High of $41.1 Million for Second Quarter 2012

162% Increase in Average Production Rate from Second Quarter of 2011

Borrowing Base Increased 22% from $212.5 Million to $260 Million

FOR IMMEDIATE RELEASE – Houston – (Marketwire) – August 9, 2012 – Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC) (NYSE MKT: MHR.PRD) (“Magnum Hunter” or the “Company”) announced today financial results for the second quarter of 2012 and six months ended June 30, 2012.

Financial Results for the Three Months Ended June 30, 2012

Magnum Hunter reported an increase in total revenues of 104% to $60.3 million for the three months ended June 30, 2012 compared to $29.5 million for the three months ended June 30, 2011. Operating margins also improved significantly as lease operating expenses per barrel of oil equivalent (“Boe”) declined approximately 30% from $14.58 per Boe to $10.14 per Boe, primarily due to the addition of new unconventional production and tighter controls on field operating expenses. Recurring cash general and administrative costs per Boe also declined approximately 66% from $15.36 to $5.29 per Boe. The Company anticipates this trend of improving operating margins to continue throughout the second half of 2012 as oil production grows in its unconventional resource plays and the Company’s overhead requirements will have minimal expansion.

The Company reported a net loss of $14.6 million or ($0.10) per basic and diluted common shares outstanding for the three months ended June 30, 2012, compared to a net loss of $18.5 million, or ($0.16) per basic and diluted common shares outstanding for the three months ended June 30, 2011. The Company’s net loss per share for the three months ended June 30, 2012, was ($0.04) per basic and diluted common shares outstanding when adjusted for non-cash and non-recurring expenses of $8.0 million (See Non-GAAP Financial Measures and Reconciliations below).

For the three months ended June 30, 2012, Magnum Hunter’s ‘Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization’ (“Adjusted EBITDA”) was $38.2 million or $0.25 per basic and diluted common shares outstanding. This represents a 198% increase over the Adjusted EBITDA of $12.8 million for the three months ended June 30, 2011. Second quarter 2012 Adjusted EBITDAX pro forma for a full quarter of earnings from the Williston Basin acquisition closed on May 22, 2012 would have been $41.1 million (See Non-GAAP Financial Measures and Reconciliations below).

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Financial Results for the Six Months Ended June 30, 2012

Magnum Hunter reported an increase in total revenues of 167% to $117.5 million for the six months ended June 30, 2012 compared to $44.1 million for the six months ended June 30, 2011. Operating margins also improved substantially as lease operating expenses per barrel of oil equivalent (“Boe”) declined from $13.92 per Boe to $9.97 per Boe, primarily due to the addition of new unconventional production and tighter controls on field operating expenses. Recurring cash general and administrative costs per Boe also declined from $15.40 per Boe to $6.14 per Boe.

The Company reported a net loss of $31.7 million or ($0.22) per basic and diluted common shares outstanding for the six months ended June 30, 2012, compared to a net loss of $27.8 million, or ($0.29) per basic and diluted common shares outstanding for the six months ended June 30, 2011. The Company’s net loss per share for the six months ended June 30, 2012, was ($0.06) per basic and diluted common shares outstanding when adjusted for non-cash and non-recurring expenses of $23.5 million (See Non-GAAP Financial Measures and Reconciliations below).

For the six months ended June 30, 2012, Magnum Hunter’s ‘Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization’ (“Adjusted EBITDA”) was $72.5 million or $0.51 per basic and diluted common shares outstanding. This represents a 273% increase over the Adjusted EBITDA of $19.4 million for the six months ended June 30, 2011. Adjusted EBITDAX pro forma for a full quarter of earnings from the Williston Basin acquisition closed on May 22, 2012 for the first six months of 2012 would have been $75.4 million (See Non-GAAP Financial Measures and Reconciliations below).

Production Results

Oil and gas production increased 162% for the three months ended June 30, 2012 to 1.18 million barrels of oil equivalent (“MMBoe”) or 12,984 barrels of oil equivalent per day (“Boepd”) (45% oil/liquids) as compared to the 450,203 barrels of oil equivalent or 4,947 Boepd reported for the three months ended June 30, 2011. The Company exited the second quarter of 2012 with a 50% oil/liquids production mix, and expects to exit 2012 in excess of 18,000 Boepd, with an approximate production mix of 60% oil and liquids.

Acquisitions

On May 22, 2012, Magnum Hunter closed on certain Bakken/Three Forks Sanish properties located in the Williston Basin of North Dakota from Baytex Energy USA Ltd. (a subsidiary of Baytex Energy Corp. (TSX: BTE) (NYSE: BTE)) for $311 million, as adjusted for certain customary adjustments. The acquisition included 50,414 net mineral acres located primarily in Divide County, North Dakota. Additionally during the second quarter of 2012 the Company acquired 7,272 net acres through freehold leasing and acquiring crown land in the Tableland field of the Williston Basin. The Company now has approximately 132,000 net acres in the Williston Basin.

Subsequent to the end of the second quarter, the Company has recently closed on the acquisition of 1,885 net acres of leasehold located in Atascosa County, Texas for approximately $2.35 million, implying a net per acre cost of $1,246. The acreage is prospective for both the Eagle Ford and Pearsall shales and gives the Company 10 additional net drilling locations in the Pearsall Shale and 10 - 13 additional net drilling locations in the Eagle Ford Shale. The Company now has approximately 5,212 net acres prospective for the Pearsall Shale and 26,000 net acres in the Eagle Ford Shale.

Capital Expenditures

Magnum Hunter’s total capital expenditures, excluding acquisitions, were $101 million for the three months ended June 30, 2012, including $87.5 million for upstream activities and $13.5 million for midstream activities. Second quarter 2012 capital expenditures included drilling capital in the amount of $16 million for wells drilled but not yet completed. These wells will be completed during the third and fourth quarters of this year. The Company’s 2012 capital expenditure budget remains at $325 million for its upstream business and $50 million for its midstream business for a total of $375 million. The Company continues to direct a larger percentage of its capital expenditures to higher margin oil and liquids projects and is delaying completion of its liquids rich natural gas Marcellus wells until later in the year when the Mobley natural gas processing facility is fully operational.

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Liquidity

Magnum Hunter announced today that the Company’s borrowing base under its $750 million Senior Bank Facility has been increased by $47.5 million to $260 million. This 22% increase from the previous borrowing base of $212.5 million is due entirely to organic growth derived from the Company’s total proved reserves. As previously reported, Magnum Hunter’s total proved reserves as of June 30, 2012 were 67.7 million Boe, which represents a 51% increase from the proved reserve report at year end 2011.

As a result of the Company’s internally generated cash flows, our ability to issue additional Series D preferred stock and existing liquidity available under our Senior Bank Credit Facility, Magnum Hunter currently has the necessary capital to fund its remaining capital expenditure budget program. All of the capital expenditures for our midstream segment are expected to be funded through both the Eureka Hunter Credit Facility and ArcLight’s preferred equity investment. As of August 8, 2012, Magnum Hunter had total available liquidity of over $255 million, including cash and availability under the Company’s Senior Bank Facility of $130 million; and, under the Company’s market registration statement to issue and sell Series D Preferred Stock, subject to market conditions, the Company currently has the ability to issue up to an additional $125 million of Series D Preferred Stock (non-convertible). The Company has sold approximately $72 million of Series D Preferred Stock year to date, and expects to continue issuing Series D Preferred Stock opportunistically throughout the remainder of 2012.

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Hedging

Magnum Hunter added a significant number of oil hedges during the second quarter of 2012, adding 3,500 Barrels per day (Bblpd) in 2012, 1,000 Bblpd in 2013 and 4,000 Bblpd in 2014. This was done to protect the Company’s cash flow in this recently volatile commodities market. Below is an updated schedule of the Company’s commodity hedge position.

As of August 1, 2012	3rd Qtr 2012	4th Qtr 2012	2013	2014	2015

NATURAL GAS HEDGES:

Swaps
Volume (mmbtu/d)	16,098	16,098	15,500	0	0
Price - $/mmbtu	$3.53	$3.53	$3.52	N/A	N/A

Collars
Volume (mmbtu/d)	11,868	11,868	12,500	0	0
Floor Price - $/mmbtu	$4.58	$4.58	$4.50	N/A	N/A
High Price - $/mmbtu	$6.42	$6.42	$5.96	N/A	N/A

Ceilings Sold (Call)
Volume (mmbtu/d)	0	0	0	16,000	0
Price - $/mmbtu	N/A	N/A	N/A	$5.91	N/A

Total Gas Volume Hedged (mmbtu/d)	27,966	27,966	28,000	16,000	0

CRUDE HEDGES:

Floors
Volume (bbls/d)	1,550	1,550	0	0	0
Price - $/bbl	$93.55	$93.55	N/A	N/A	N/A

Swaps
Volume (bbls/d)	2,321	3,500	1,000	0	0
Price - $/bbl	$90.55	$90.55	$91.46	N/A	N/A

Collars (1)
Volume (bbls/d)	3,000	3,000	4,763	4,663	259
Floor Price - $/bbl	$81.69	$81.69	$80.80	$85.00	$85.00
High Price - $/bbl	$100.93	$100.93	$100.21	$100.90	$91.25

Total Crude Volume Hedged (bbls/d)	6,871	8,050	5,763	4,663	259

Total Volume Hedged (boe/d)	11,532	12,711	10,430	7,330	259

(1) Includes three-way collars; Floors sold (put) by year are as follows: 3rd Qtr 2012- 1,450 bbl/d at $79.14/bbl; 4th Qtr 2012- 1,450 bbl/d at $79.14/bbl; 2013- 3,526 bbl/d at $62.52/bbl; 2014- 4,663 bbl/d at $64.95/bbl; 2015- 259 bbl/d at $70.00/bbl

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Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter Resources, commented, “Financial results for the second quarter and first half of 2012 reflect consistent growth in production, revenues and cash flow. At the same time, maintaining cost control has been paramount and our substantial reduction in lease operating expenses and general and administrative expenses per barrel of oil equivalent produced continues to decline. This allows the cash margin expansion that we have been experiencing each quarter over the past year. Our leasehold acreage position in all five of our shale plays continues to expand, most notably in the Williston Basin and the Eagle Ford, our two oil plays. As crude oil prices have moved back well north of $90.00 per barrel, we continue to increase our commodity hedge position to safe guard future volatility and insure cash flow down the road. With over $255 million of current and available liquidity, we are sufficiently funded to meet all our capital needs for the foreseeable future.”

Non-GAAP Financial Measures and Reconciliations

Note: Adjusted EBITDA is a non-GAAP financial accounting measure and as such, a full reconciliation of the above exhibited Adjusted EBITDA numbers to the Company’s reported net income for the three and six months ended June 30, 2012 using standardized GAAP financial accounting methodology and as reported to and filed with the Securities and Exchange Commission can be found and is exhibited in the footnotes of this press release below. Also, a reconciliation of the recurring loss per common share to the reported loss per common share and a reconciliation to recurring cash G&A for the three and six months ended June 30, 2012 are provided in the footnotes of this press release below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release. We believe these non-GAAP financial measures to be important measures for evaluating the relative significance of our financial information used by equity analysts and investors.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation is an independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is active in four of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale. Magnum Hunter Resources is based in Houston, Texas. For more information, visit www.magnumhunterresources.com.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

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These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:

Gabe Scott

Vice President — Capital Markets and Corporate Development

ir@magnumhunterresources.com

(832) 203-4539

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Results of Operations
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Production
Oil (MBbls)	490	179	854	299
Gas (MMcf)	3,888	1,468	8,350	2,171
NGL (MBbls)	44	26	85	26
Total (MBoe)	1,182	450	2,330	687
Total (Boe/d)	12,984	4,947	12,804	3,795

Average prices
Oil (per Bbl)	$87.17	$96.42	$91.42	$92.49
Gas (per Mcf)	$2.42	$5.25	$2.79	$5.21
NGL (per Bbl)	$36.59	$39.89	$41.09	$39.89
Total average price (per Boe)	$45.43	$57.85	$44.99	$58.25

LOE - $/Boe	$10.14	$14.58	$9.97	$13.92
Recurring G&A - $/Boe	$5.29	$15.36	$6.14	$15.40

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MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per-share data)

	June 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,762	$14,851
Accounts receivable	51,315	48,083
Derivative assets	10,971	5,732
Inventory	11,630	–
Prepaids and other current assets	2,447	6,254
Assets held for sale – current	–	2,749
Total current assets	101,125	77,669

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	1,484,918	962,965
Gas gathering and other equipment	148,637	112,169
Total property and equipment, net	1,633,555	1,075,134

OTHER ASSETS:
Deferred financing costs, net of amortization of $6,468 and $958, respectively	18,758	10,642
Derivatives and other long term assets	11,495	1,913
Intangible assets, net	10,001		-
Goodwill	30,602		-
Assets held for sale – long term	–	3,402
Total assets	$1,805,536	$1,168,760

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$3,430	4,565
Accounts payable	135,453	136,698
Accrued liabilities	11,476	5,635
Revenue payable	14,150	10,781
Derivatives and other current liabilities	5,632	7,149
Liabilities associated with assets held for sale – current	–	2,847
Total current liabilities	170,141	167,675

OTHER LIABILITIES:
Senior notes payable	443,971	–
Notes payable, less current portion	162,351	285,824
Asset retirement obligation	22,336	20,089
Deferred tax liability	91,448	95,299
Derivatives and other long term liabilities	6,469	8,954
Liabilities associated with assets held for sale – long term	–	267
Total liabilities	896,716	578,108

COMMITMENTS AND CONTINGENCIES (Note 13)

REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock, cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 4,000,000 issued & outstanding as of June 30, 2012 and December 31, 2011, respectively, with liquidation preference of $25.00 per share	100,000	100,000
Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC, cumulative distribution rate of 8.0% per annum, 3,000,000 and none issued & outstanding as of June 30, 2012 and December 31, 2011, respectively, with liquidation preference of $131,800	127,393	–

SHAREHOLDERS’ EQUITY:
Preferred Stock, 10,000,000 shares authorized	–	–
Series D Cumulative Perpetual Preferred Stock, cumulative dividend rate 8.0% per annum, 5,750,000 authorized, 2,546,307 and 1,437,558 issued & outstanding as of June 30, 2012 and December 31, 2011, respectively, with liquidation preference of $50.00 per share	127,315	71,878
Common stock, $0.01 par value; 250,000,000 shares authorized, 167,813,192 and 130,270,295 shares
issued and 167,813,192 and 129,803,374 outstanding as of June 30, 2012 and December 31, 2011, respectively	1,677	1,298
Exchangeable common stock, par value $0.01 per share, 2,016,122 and 3,693,871 issued and outstanding as of
June 30, 2012 and December 31, 2011, respectively	20	37
Additional paid in capital	725,238	569,690
Accumulated deficit	(171,737)	(140,070)
Accumulated other comprehensive loss	(13,346)	(12,463)
Treasury stock at cost, 761,652 shares	(1,310)	(1,310)
Unearned common stock in KSOP at cost, 153,300 shares	(604)	(604)
Total Magnum Hunter Resources Corporation shareholders' equity	667,253	488,456
Non-controlling interest	14,174	2,196
Total shareholders’ equity	681,427	490,652
Total liabilities and shareholders’ equity	$1,805,536	$1,168,760

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MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUE:
Oil and gas sales	$53,682	$26,046	$104,854	$40,007
Field operations and other	6,618	3,486	12,642	4,062
Total revenue	60,300	29,532	117,496	44,069

EXPENSES:
Lease operating expenses	11,985	6,562	23,226	9,559
Severance taxes and marketing	3,812	1,801	7,535	2,796
Exploration	385	358	730	673
Field operations	4,178	1,645	7,016	2,419
Impairment of unproved oil and gas properties	9,023	–	17,694	–
Depreciation, depletion and accretion	29,991	10,734	56,719	16,202
General and administrative	12,592	23,640	27,791	30,423
Total expenses	71,966	44,740	140,711	62,072

OPERATING LOSS	(11,666)	(15,208)	(23,215)	(18,003)

OTHER INCOME AND (EXPENSE):
Interest income	60	1	67	4
Interest expense	(19,932)	(3,922)	(25,316)	(4,705)
Gain (loss) on derivative contracts	21,867	2,668	20,452	(674)
Other income and (expense)	(739)	88	(371)	88
Total other income and expense	1,256	(1,165)	(5,168)	(5,287)

Loss from continuing operations before income taxes and non-controlling interest	(10,410)	(16,373)	(28,383)	(23,290)

Income tax benefit	3,001	197	3,811	197
Net (income) attributable to non-controlling interest	(48)	(84)	(22)	(117)

Net loss attributable to Magnum Hunter Resources Corporation from continuing operations	(7,457)	(16,260)	(24,594)	(23,210)

Income from discontinued operations	–	1,220	354	1,480
Gain on sale of discontinued operations	–	–	4,325	–

Net loss	(7,457)	(15,040)	(19,915)	(21,730)

Dividend on Preferred Stock	(7,158)	(3,457)	(11,752)	(6,065)

Net loss attributable to common shareholders	$(14,615)	$(18,497)	$(31,667)	$(27,795)

Weighted average number of common shares outstanding
Basic and diluted	151,464,372	112,619,793	142,293,282	94,233,091

Net loss from continuing operations	$(0.10)	$(0.17)	$(0.25)	$(0.31)

Net income from discontinued operations	$–	$0.01	$0.03	$0.02

Net loss per common share	$(0.10)	$(0.16)	$(0.22)	$(0.29)

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MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except shares and per-share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Net loss	$(7,457)	$(15,040)	$(19,915)	$(21,730)
Foreign currency translation	(4,119)	(3,222)	(617)	(3,222)
Unrealized gain (loss) on available for sale investments	(189)	8	(265)	8
Total comprehensive loss	$(11,765)	$(18,254)	$(20,797)	$(24,944)

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MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities
Net loss	$(19,915)	$(21,730)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncontrolling interest	–	117
Depletion, depreciation, and accretion	56,860	16,344
Asset impairment	17,693	–
Share based compensation	8,691	12,014
Cash paid for plugging wells	(101)	–
Gain on sale of assets	(3,988)	(1,559)
Unrealized loss on derivative contracts	(14,714)	166
Unrealized loss on available for sale securities	265	–
Amortization of deferred financing costs included in interest expense	10,086	2,812
Deferred taxes	(3,811)	(197)
Changes in operating assets and liabilities:
Accounts receivable	(2,530)	(7,205)
Inventory	(1,231)	(3,302)
Prepaid expenses and other current assets	(991)	(418)
Accounts payable	(10,340)	12,923
Revenue payable	3,356	5,129
Accrued liabilities	9,335	(5,136)
Net cash provided by operating activities	48,665	9,958

Cash flows from investing activities
Capital expenditures and advances	(224,925)	(131,840)
Cash paid in acquisitions, net of cash received of $0 and $2,500, respectively	(434,322)	(78,523)
Change in restricted cash and deposits	(256)	(5,450)
Proceeds from sales of assets	783	1,824
Net cash used in investing activities	(658,720)	(213,989)

Cash flows from financing activities
Net proceeds from the sale of common stock	148,675	–
Net proceeds from sale of preferred shares	50,883	88,531
Proceeds from sale of Series A Preferred units in Eureka Hunter Holdings	127,393	–
Proceeds from exercise of warrants and options	1,197	19,727
Preferred stock dividend paid	(9,531)	(6,065)
Principal repayments of debt	(466,209)	(119,477)
Proceeds from borrowings on debt	320,000	228,044
Proceeds from borrowings on term loans	21,684	–
Proceeds from issuing Senior Notes	443,971	–
Payment of deferred financing costs	(18,209)	(2,846)
Change in other long-term liabilities	145	310
Net cash provided by financing activities	619,999	208,224

Effect of exchange rate changes on cash	(33)	3
Net increase in cash and cash equivalents	9,911	4,196
Cash and cash equivalents, beginning of period	14,851	554

Cash and cash equivalents, end of period	$24,762	$4,750

Supplemental disclosure of cash flow information
Cash paid for interest	$8,384	$1,619

Non-cash transactions
Common stock issued for acquisitions	$1,902	$345,537
Non-cash consideration received from sale of assets	$7,706	$
Debt assumed in acquisition	$–	$71,895
Exchangeable common stock issued for acquisition of NuLoch Resources	$–	$31,642

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Recurring Loss per Common Share Reconciliation
	Three Months Ended	Six Months Ended
($ in thousands)	June 30, 2012	June, 30 2012

Net loss attributable to common shareholders - reported	$(14,615)	$(31,667)

Non-recurring and non-cash items:
Exploration expense	$385	$730
Impairment of oil & gas properties	$9,023	$17,694
Non-cash stock compensation expense	$4,074	$8,691
Non-recurring transaction and other expense	$2,931	$6,245
Amortization and payment of bridge financing	$9,393	$9,393
Unrealized (gain)/loss on derivatives	$(17,615)	$(14,714)
(Gain)/Loss on sale of assets	$(100)	$174
(Gain) from sale of discontinued operations	$0	$(4,325)
Income from discontinued operations	$0	$(354)
Total non-recurring and non-cash items	$8,091	$23,534

Net loss attributable to common shareholders - recurring	$(6,525)	$(8,133)

Recurring loss per common share - basic and diluted	$(0.04)	$(0.06)

Adjusted EBITDA Reconciliation

	Three Months Ended	Six Months Ended
($ in thousands)	June 30, 2012	June 30, 2012
Net income (loss) from continuing operations	$(7,457)	$(24,594)
Net interest expense	$10,539	$15,923
Amortization and payment of bridge financing	$9,393	$9,393
(Gain)/Loss on sale of assets	$(100)	$174
Depletion, Depreciation & Amortization	$29,991	$56,719
Impairment of oil and gas properties	$9,023	$17,694
Exploration expense	$385	$730
Non-Cash Stock Comp. expense	$4,074	$8,691
Non-recurring transaction and other expense	$2,931	$6,245
Income tax benefit	$(3,001)	$(3,811)
Unrealized loss (gain) on derivatives	$(17,615)	$(14,714)
Total Adjusted EBITDA	$38,162	$72,449
Baytex EBITDA (4/1/2012 - 5/21/2012)	$2,912	$2,912
Pro Forma Adjusted EBITDA	$41,074	$75,361

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Recurring Cash G&A

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2012	2011	2012	2011

Total G&A	$12,592	$23,640	$27,791	$30,423

Adjustments:
Non-cash stock compensation	$4,074	$10,630	$8,691	$12,014
Acquisition and other non-recurring expense	$2,263	$6,096	$4,797	$7,831

Recurring Cash G&A	$6,255	$6,914	$14,304	$10,578

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